SUB-ITEM 77H

As of December 31, 2013, the following entity owned 25% or more of the voting securities of the Fund:

FUND                              ENTITY                                    PERCENTAGE
MFS INVESTORS TRUST SERIES        Protective Variable Annuity               28.11%
MFS Research Bond Series          Hartford Life & Annuity                   28.01%
MFS Research International Series Security Benefit Life Insurance Company   25.08%
MFS Total Return Series           Sun Life Assurance Company of Canada (US) 36.58%


As of December 31, 2013, the following entity no longer owned 25% or more of the voting securities of the Fund:

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|FUND                             |ENTITY                 |
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|MFS RESEARCH INTERNATIONAL SERIES|HARTFORD LIFE & ANNUITY|
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|MFS TOTAL RETURN SERIES          |HARTFORD LIFE & ANNUITY|
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